Exhibit 4.49

Supplement Agreement

In respect of the related agreement arrangement of Beijing AirMedia Jiaming Advertising Co., Ltd.

This Agreement is entered by the following parties on January 20, 2016 in Beijing.

Party A: AirMedia Technology (Beijing), Co., Ltd.

Party B: Guo Man

Xu Qing

Party C: Beijing AirMedia Jiaming Advertising Co., Ltd. (formally known as “Beijing AirMedia UC Advertising Co., Ltd.”)

Whereas:

(1) Party A, Party B, Party C has respectively entered into the <Amended and Restated Equity Pledge Agreement> on June 14th, 2007; and has respectively entered into the <Supplement Agreement of Equity Pledge Agreement> and < Supplement Agreement of Equity Pledge Agreement-2> in November 2008 and 2010 (collectively, the “Original Equity Pledge Agreement”);

(2) Party A, Party B, Party C have entered into the Amended and Restated Call Option Agreement on June 14th, 2007; and has respectively entered into the Supplement Agreement of Call Option Agreement and Supplement Agreement of Call Option Agreement-2 in 2008 and 2010 (collectively, the “Original Call Option Agreement”);

(3) The equity holding structure of Party C changed in 2015 and 2016, and the shareholding percentage of Party B in Party C after the change is as follows: 1% equity is held by Guo Man, 0.2% equity is held by Xu Qing.

NOW, THEREFORE, all Parties, through friendly negotiations, hereby agree as follows:

1.	All parties agree that, for so long as party B continues to hold equity interest in party C, the relevant provisions in the Original Equity Pledge Agreement and the Original Call Option Agreement applicable to the parties hereto shall be deemed to be continuously effective, provided that the equity interest pledged and granted with exclusive call option by party B to party A under the Original Equity Pledge Agreement and the Original Call Option Agreement shall be varied respectively to provide: Guo Man holds 1% equity in party C, Xu Qing holds 0.2% equity in party C.

2.	Party B and party C shall, upon request by party A, enter into new equity pledge agreement and call option agreement with party A in order to reflect the actual shareholding percentage of party B, and Party B and party C shall cooperate with party A to handle the industry and commence procedures required for the registration of the equity pledge.

(No text below)

[Signature Page]

Party A: AirMedia Technology (Beijing), Co., Ltd.

/s/ AirMedia Technology (Beijing), Co., Ltd.

Party B:

Guo Man	/s/ Guo Man

Xu Qing	/s/ Xu Qing

Party C: Beijing AirMedia Jiaming Advertising Co., Ltd

/s/ Beijing AirMedia Jiaming Advertising Co., Ltd.

- 3 -